As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ObsEva SA

(Exact name of Registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

(Address of principal executive offices) (Zip code)

2017 Equity Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(212) 947-7200

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered Common Shares for issuance under the 2017 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2017 (File No. 333-216170), on May 21, 2019 (File No. 333-231629), and on October 13, 2020 (File No. 333-249457) Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1	Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-262820), filed with the Securities and Exchange Commission on February 11, 2022).

5.1	Opinion of Lenz & Staehelin, Swiss counsel of the Registrant, as to the validity of the common shares (filed herewith).

23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith).

23.2	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017).

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under 2017 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1/A (File No. 333- 215383), filed with the Securities and Exchange Commission on January 17, 2017, and incorporated by reference herein).

107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on this 2nd day of March, 2022.

OBSEVA SA

By:	/s/ Brian O’Callaghan
Brian O’Callaghan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian O’Callaghan and Will Brown, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian O’Callaghan Brian O’Callaghan	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2022

/s/ Will Brown Will Brown	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2022

/s/ Frank Verwiel Frank Verwiel	Chairperson of the Board of Directors	March 2, 2022

/s/ Annette Clancy Annette Clancy	Director	March 2, 2022

/s/ Ernest Loumaye Ernest Loumaye	Director	March 2, 2022

/s/ Anne VanLent Anne VanLent	Director	March 2, 2022

/s/ Ed Mathers Ed Mathers	Director	March 2, 2022

/s/ Catarina Edfjäll Catarina Edfjäll	Director	March 2, 2022

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form S-8, in the City of New York, New York, on March 2, 2022.

By:	/s/ Colleen A. De Vries
Colleen A. De Vries
Senior Vice-President on behalf of Cogency Global Inc.
Authorized Representative in the United States